UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2013

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 5, 2013, Pernix Group, Inc. (the “Registrant”) dismissed CohnReznick LLP, (“CohnReznick”) as its independent registered public accounting firm effective December 5, 2013. The dismissal was approved by the audit committee (“Audit Committee”) of the Registrant’s board of directors.

CohnReznick was appointed as the Registrant’s independent registered public accounting firm on November 12, 2012. CohnReznick’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 and through the subsequent interim period ending December 5, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Furthermore, during the fiscal year ended December 31, 2012 and the subsequent interim period through December 5, 2013, there were no disagreements between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference thereto in its reports on the Company’s consolidated financial statements.

On December 6, 2013, the Company provided CohnReznick with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and requested that CohnReznick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not CohnReznick agrees with the above disclosures. A copy of the CohnReznick letter, dated December 10, 2013, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

16.1 Letter re change in certifying accountant from CohnReznick LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

By:	/s/ Gregg D. Pollack
Gregg D. Pollack
Vice President — Administration and Chief Financial Officer

By:	/s/ Carol J. Groeber
Carol J. Groeber
Corporate Controller and Principal Accounting Officer

Dated:  December 10, 2013